                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement                                          [ ] Confidential, For Use of the Commission Only
                                                                             (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              Neoprobe Corporation
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    ------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]   No Fee Required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

     (5) Total fee paid:

-------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials:

-------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
-------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:
-------------------------------------------------------------------------------
     (3) Filing Party:
-------------------------------------------------------------------------------
     (4) Date Filed:
-------------------------------------------------------------------------------

                       1999 ANNUAL MEETING OF STOCKHOLDERS





                                                                   April 6, 1999

Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Neoprobe Corporation which will be held at 8:30 a.m., Eastern Daylight Time, on May 19, 1999 at Columbus Marriott Northwest, 5805 Blazer Parkway, Dublin, Ohio 43017. The matters on the meeting agenda are described in the Notice of 1999 Annual Meeting of Stockholders and Proxy Statement which accompany this letter.

     We hope you will be able to attend the meeting, but whatever your plans, we ask that you please complete, execute, and date the enclosed proxy card and return it in the envelope provided so that your shares will be represented at the meeting.



                                          Very truly yours,


                                          /s/ David C. Bupp

                                          David C. Bupp
                                          Chief Executive Officer and President

                              NEOPROBE CORPORATION

                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 19, 1999





TO THE STOCKHOLDERS OF
NEOPROBE CORPORATION:

     The Annual Meeting of the Stockholders of Neoprobe Corporation, a Delaware corporation (the "Company"), will be held at Columbus Marriott Northwest, 5805 Blazer Parkway, Dublin, Ohio 43017 at 8:30 a.m., Eastern Daylight Time, for the following purposes:

     1. To elect one director to serve for a term of three years or until his successor is duly elected and qualified;

     2. To approve the issuance of securities which are convertible into, or which are exercisable for, shares of common stock representing more than 20% of the outstanding common stock;

     3. To consider and vote upon alternative proposals to amend the Company's Restated Certificate of Incorporation to combine the shares of Common Stock; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder at the Annual Meeting and for a period of 10 days before the Annual Meeting at the executive offices of the Company.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.


                                        By Order of the Board of Directors


                                        /s/ David C. Bupp

                                        David C. Bupp
                                        Chief Executive Officer and President


Dublin, Ohio
April 6, 1999

                              NEOPROBE CORPORATION


                       ----------------------------------

                       1999 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 19, 1999

                       ----------------------------------

                                 PROXY STATEMENT

                               DATED APRIL 6, 1999

                       ----------------------------------


                               GENERAL INFORMATION

     Solicitation. This Proxy Statement is furnished to the stockholders of Neoprobe Corporation, a Delaware corporation (the "Company" or "Neoprobe"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies to be voted at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 19, 1999 and any adjournment thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 6, 1999.

     Company Address. The mailing address of the Company's principal executive offices is 425 Metro Place North, Suite 300, Dublin, Ohio 43017.

     Voting Rights. Stockholders of record at the close of business on April 1, 1999 are entitled to notice of and to vote at the Annual Meeting. As of that date, there were 22,966,017 shares of common stock of the Company, par value $.001 per share ("Common Stock"), outstanding. Each holder of Common Stock of record on April 1, 1999 is entitled to one vote per share held with respect to all matters which may be brought before the Annual Meeting. On April 1, 1999, there were 30,000 shares of 5% Series B Convertible Preferred Stock, par value $.001 per share, stated value $100 per share ("Series B Preferred Stock"), of the Company outstanding. Each share of Series B Preferred Stock is convertible into 97 shares of Common Stock. Owners of shares of Series B Preferred Stock have the right to vote with holders of Common Stock as one class on all matters submitted to a vote of stockholders of the Company. Each share of Series B Preferred Stock entitles its owner to cast a number of votes equal to the number of shares of Common Stock into which the share of Series B Preferred Stock may be converted. However, no share of Series B Preferred Stock may be voted if said vote would cause the owner of the share to exercise, together with its affiliates, more than 4.9% of the voting power of the Company. All of the owners of Series B Preferred Stock as of April 1, 1999 are affiliated. Therefore, holders of Series B Preferred Stock will be entitled to cast an aggregate of 1,125,334 votes on all matters which may be brought before the Annual Meeting.

     Authorization. All shares represented by properly executed proxies received by the Company pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the proxy card. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares represented by such proxy will be voted in accordance with the recommendation of the Board of Directors, which is FOR the election of Michael
P. Moore as a director to serve for a term of three years, FOR the approval of the issuance of securities which are convertible into, or which are exercisable for, shares of Common Stock representing more than 20% of the outstanding Common Stock, and FOR the approval of alternative proposals to amend the Company's Restated Certificate of Incorporation to combine the shares of Common Stock. The proxy will also be voted at the discretion of the persons acting under the proxy to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     Revocation. Any stockholder returning the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to the Company, by duly executing and delivering to the Company a proxy card bearing a later date, or by voting in person at the Annual Meeting.

     Tabulation. Under Section 216 of the General Corporation Law of the State of Delaware ("GCL") and the By-laws of the Company, a quorum must be present at the Annual Meeting in order for any valid action, including the election of directors and voting on the other matters presented to the meeting, other than adjournment, to be taken thereat. Section 216 of the GCL and the By-laws of the Company provide that a quorum consists of a majority of the shares entitled to vote at the Annual Meeting present in person or represented by proxy. Shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all (see "General Information-Authorization"). Broker/dealers, who hold their customers' shares in street name, may, under the applicable rules of the exchanges and other self-regulatory organizations of which such broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such shares on other matters without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum.

     Under Section 216 of the GCL and the By-laws of the Company, directors are elected by a plurality of the votes for the respective nominees. Therefore, proxies that are marked "Withhold Authority" and broker non-votes, if any, will not affect the election of the director.

     Under Rule 4310 (c)(25)(H) of the National Association of Securities Dealers, Inc. the issuance of securities by the Company which are convertible into, or which are exercisable for, shares of Common Stock representing more than 20% of the Company's outstanding Common Stock must be approved by a majority of the total stockholder votes cast on the issue in person or by proxy. A proxy marked "Abstain" will be regarded as a vote against approval. Broker non-votes are disregarded in determining the number of shares voted for approval and in determining the total number of shares as to which the majority is determined in such matter.

     Under Section 242 of the GCL, the alternative proposals to amend the Restated Certificate of Incorporation must be approved by a majority of the total stockholder votes entitled to be cast on the issue. For the purposes of
Section 242 of the GCL, proxies marked "Abstain" and broker non-votes have the same effect as votes against approval.

                              ELECTION OF DIRECTOR

NOMINEE FOR ELECTION AS DIRECTORS

     The Company presently has seven directors on its Board of Directors, comprised of three directors in each of two classes and one director in a third class, with terms expiring at the Annual Meeting in 2000, 2001 and 1999, respectively. At the Annual Meeting, the nominee to the Board of Directors receiving the highest number of votes will be elected as a director to a term of three years expiring in 2002. Michael P. Moore has been nominated as a director to serve for a term of three years.

     The Company has no reason to believe that the nominee will not stand for election or serve as a director. In the event that the nominee fails to stand for election, the proxies will be voted for the election of another person designated by the persons named in the proxy. See "General
Information-Tabulation."

THE BOARD OF DIRECTORS HAS NOMINATED THE FOLLOWING PERSON TO SERVE AS A DIRECTOR OF THE COMPANY UNTIL THE 2002 ANNUAL MEETING:

     MICHAEL P. MOORE, M.D., PH.D., age 48, has served as a director of the Company since May 1994. Dr. Moore has been Attending Physician, Breast Surgery, Columbia Presbyterian Medical Center since June 1986. Dr. Moore has a B.S. degree from Boston College, a Ph.D. degree from Loyola University of Chicago, and an M.D. degree from The Loyola Stritch School of Medicine.

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2000 ANNUAL MEETING:

     MELVIN D. BOOTH, age 54, has served as a director of the Company since May 1997. He has been President, Chief Operating Officer and a director of Human Genome Sciences, Inc. since July 1995. Mr. Booth was with Syntex Corporation and its subsidiaries from 1975 to 1995. Mr. Booth was the President of Syntex Laboratories, Inc. from 1993 to 1995 and served as a Vice President of Syntex Corporation from 1992 to 1995. From 1992 to 1993 he served as the President of Syntex Pharmaceuticals Pacific. From 1991 to 1992 he served as an area Vice President of Syntex, Inc. From 1986 to 1991 he served as the President of Syntex, Inc., Canada. Mr. Booth also serves as a director of Medimmune, Inc. He has been active in U.S. pharmaceutical industry organizations and is also a past Chairman of the Pharmaceutical Manufacturers Association of Canada. Mr. Booth has a B.S. degree from Northwest Missouri State University and holds a Certified Public Accountant certificate.

     JOHN S. CHRISTIE, age 49, has been President of JMAC, Inc., an investment holding company, since September 1995. Effective June 1999, Mr. Christie will be the President and Chief Operating Officer of Worthington Industries, Inc. From August 1988 until September 1995, he was a Senior Vice President of Battelle Memorial Institute. Mr. Christie also serves as a director of Karrington Health, Inc. Mr. Christie has a B.S. degree in Business Administration from Miami University and an MBA from Emory University.

     J. FRANK WHITLEY, JR., age 56, has served as a director of the Company since May 1994. Mr. Whitley was Director of Mergers, Acquisitions and Licensing at The Dow Chemical Company ("Dow"), a multinational chemical company, from June 1993 until his retirement in June 1997. After joining Dow in 1965, Mr. Whitley served in a variety of marketing, financial, and business management functions. Mr. Whitley has a B.S. degree in Mathematics from Lamar State University.

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2001 ANNUAL MEETING:

     DAVID C. BUPP, age 49, has served as President and a director of the Company since August 1992 and as Chief Executive Officer since February 1998. From August 1992 to May 1993, Mr. Bupp served as Treasurer of the Company. In addition to the foregoing positions, from December 1991 to August 1992, he was Acting President, Executive Vice President, Chief Operating Officer and Treasurer, and from December 1989 to December 1991, he was Vice President--Finance and Chief Financial Officer. From 1982 to December 1989, Mr. Bupp was Senior Vice President, Regional Manager for AmeriTrust Company National Association, a nationally chartered bank holding company, where he was in charge of commercial banking operations throughout Central Ohio. Mr. Bupp has a B.A. degree in Economics from Ohio Wesleyan University. Mr. Bupp completed a course of study at Stonier Graduate School of Banking.

     JULIUS R. KREVANS, M.D., age 74, has served as a director of the Company since May 1994 and as Chairman of the Company since February 1999. Dr. Krevans served as Chancellor of the University of California, San Francisco from July 1982 until May 1993, and now serves on the faculty of that institution's School of Medicine. Prior to his appointment as Chancellor, Dr. Krevans served as a Professor of Medicine and Dean of the School of Medicine at the University of California, San Francisco from 1971 to 1982. Dr. Krevans is a member of the Institute of Medicine, National Academy of Sciences, and led its committee for the National Research Agenda on Aging until 1991. He is Chairman of the Bay Area Economic Forum, a member of the Medical Panel of A.P. Giannini Foundation, and a member of the Board of Directors of the Bay Area BioScience Center. Dr. Krevans has a B.S. degree and an M.D. degree, both from New York University.

     JAMES F. ZID, age 65, has served as a director of the Company since November 1993. Mr. Zid also serves as a director of the Net Med Corporation. Now retired, Mr. Zid was a partner from September 1981 until September 1993

(and served as managing partner of the Columbus, Ohio office from September 1981 to September 1992) of Ernst & Young and its predecessors. Mr. Zid has a B.S. degree in Accounting from St. Joseph's College.

BOARD OF DIRECTORS MEETINGS

     The Board of Directors held eight meetings in fiscal 1998 and each of the directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees (if any) on which he served.

COMMITTEES

     The Company has a standing Audit Committee and a standing Compensation Committee. The Company does not have a committee whose functions include nominating directors.

     The Audit Committee (comprised of James F. Zid, John S. Christie and J. Frank Whitley, Jr.) recommends the firm to be employed by the Company as its independent auditors; consults with the firm so chosen to be the independent auditors with regard to the plan of audit; reviews, in consultation with the independent auditors, their report of audit, or proposed report of audit and the accompanying management letter, if any; and consults with the independent auditors with regard to the adequacy of the internal accounting controls. The Audit Committee held three meetings in fiscal 1998.

     The Compensation Committee (comprised of Melvin D. Booth, Julius R. Krevans and Michael P. Moore) establishes the compensation of all employees and consultants of the Company, administers and interprets the Company's Amended and Restated Stock Option and Restricted Stock Purchase Plan and the 1996 Stock Incentive Plan and takes any action that is permitted to be taken by a committee of the Board of Directors under the terms of such plan, including the granting of options. The Compensation Committee held three meetings in fiscal 1998.

                       APPROVAL OF ISSUANCE OF SECURITIES

     On February 16, 1999, Neoprobe entered into agreements under which Neoprobe sold securities for $3 million in order to meet Neoprobe's immediate need for operating capital. Neoprobe's Board of Directors is asking stockholders to approve this sale and any future sales of securities under these agreements, all of which are described in more detail below. If stockholders do not give their approval, Neoprobe must redeem these securities for $3.6 million, which would deplete Neoprobe's cash. If this happened, Neoprobe might not be able to continue operations.

THE TRANSACTIONS UNDER WHICH SECURITIES WERE SOLD

     General Description of the Sales. On February 16, 1999, Neoprobe entered into a Preferred Stock and Warrant Purchase Agreement with The Aries Master Fund, a Cayman Island exempted Company, and The Aries Domestic Fund, L.P. (collectively "Aries") and a Financial Advisory Agreement with Paramount Capital, Inc., an affiliate of Aries. Under the Purchase Agreement, Neoprobe sold preferred stock and warrants to Aries on February 16, 1999 for $3,000,000; see "Approval of Issuance of Securities-The Transaction Under Which Securities Were Sold; First Sale of Securities." This sale was the first of two possible sales by Neoprobe to Aries and is referred to as the First Sale, and February 16, 1999 is referred to as the First Sale Date. If the conditions in the Purchase Agreement are satisfied, Neoprobe has the option of requiring Aries to purchase more securities for an additional $3,000,000; see "Approval of Issuance of Securities-The Transaction Under Which Securities Were Sold; Second Sale of Securities". This sale is referred to as the Second Sale and the date on which this sale may occur is referred to as the Second Sale Date.

     First Sale of Securities. On the First Closing Date, Aries paid Neoprobe $3,000,000 and Neoprobe issued to Aries 30,000 shares of Series B Preferred Stock and warrants to purchase an additional 2,912,621 shares of Common Stock.

     Also, on the First Closing Date, Neoprobe entered into the Advisory Agreement with Paramount Capital. Under the Advisory Agreement, Paramount Capital will help Neoprobe find future sources of capital, Neoprobe agreed to pay

Paramount Capital $150,000 and Neoprobe issued 1.5 Option Units to Paramount Capital as payment for Paramount Capital's services; see "Approval of Issuance of Securities-Option Units."

     Second Sale of Securities. Neoprobe has the right to require Aries to purchase another 30,000 shares of Series B Preferred Stock and warrants to purchase an additional 2,912,621 shares of Common Stock from Neoprobe for an additional $3,000,000 if:

     o   Stockholders give the approval requested here;

     o A registration statement to register the shares of Common Stock issuable through securities sold under the Purchase Agreement and the Advisory Agreement is effective;

     o Neoprobe's sales for any two consecutive quarters in the period from the second quarter of 1999 through the third quarter of 2000 are at least 90% of Neoprobe's forecast; and

     o The market value of a share of Common Stock is not less than $1.236 on the day Neoprobe exercises its right or on the day that Aries is required to buy the additional shares of Series B Preferred Stock.

     Reasons for the Sales of Securities. Neoprobe sold securities to Aries because Neoprobe needed working capital. Neoprobe's board of directors unanimously approved the sale of securities and determined that any significant delay in selling the securities would seriously jeopardized the financial viability of Neoprobe.

     Meaning of "Market Value". The Purchase Agreement, Advisory Agreement and Certificate of Designations employ a variety of methods for calculating the market value of shares. Each method is intended to approximate the fair market value of a share on a specific day. However, the application of different methods may result in different numbers in similar situations.

TERMS OF THE SERIES B PREFERRED STOCK

     Certificate of Designations. The Certificate of Designations of Series B Preferred Stock of Neoprobe Corporation dated February 16, 1999, which has been filed as part of Neoprobe's Certificate of Incorporation and with the SEC, is the legal instrument that states the terms of the Series B Preferred Stock.

     Dividend Rights and Preferences. Owners of Series B Preferred Stock are entitled to receive dividends. The dividends accrue daily and are payable on each six-month and one-year anniversary of the First Sale Date. Neoprobe has the option of paying these dividends either in cash or in shares of Common Stock.

     The annual dividend rate on a share of Series B Preferred Stock is 5% of $100 plus all previously accrued but currently unpaid dividends on the share. On any day that Common Stock trades below $0.55 per share, the annual rate will be 10%.

     Before Neoprobe may declare a dividend on classes of stock that are junior to the Series B Preferred Stock, including Common Stock and Series A Preferred Stock, Neoprobe must pay a special dividend of $100 per share to owners of Series B Preferred Stock, pay all accrued and but unpaid dividends on the Series B Preferred Stock which have been declared and declare a dividend on the Series B Preferred Stock which is identical to the dividend being declared on the other class of stock.

     Liquidation Preference. If Neoprobe liquidates, sells substantially all of its assets, or is involved in a merger which terminates its existence or in which more than half of the outstanding Common Stock is exchanged for cash, property or securities of another company, then owners of shares of Series B Preferred Stock must be paid before owners of shares of other classes.

     The per share amount of this payment will be: $100 PLUS the amount of any unpaid dividends on the share PLUS the excess of any redemption amount due on the share over the sum of $100 plus the amount of unpaid dividends due or declared on the share LESS the amount of any dividend previously paid on the share so that a dividend could be paid on a junior class of shares.

     Redemption. Neoprobe is obligated to redeem the outstanding shares of Series B Preferred Stock for $120 per share if:

     o Neoprobe is unable to commence its annual meeting of stockholders by May 28, 1999 and obtain the stockholder approval requested here within 30 days of the commencement of the meeting;

     o Neoprobe does not file the registration statement with the SEC by May 18, 1999;

     o Neoprobe does not amend the registration statement within 30 days after the Second Sale Date to include the shares of Common Stock issuable through any securities sold in the Second Sale;

     o Neoprobe does not keep the registration statement effective for at least 3 years;

     o Neoprobe commits a material breach of the Purchase Agreement which continues for more than 20 days after Neoprobe is notified of the breach;

     o   NASDAQ delists the Common Stock;

     o Neoprobe fails to properly deliver any of the securities sold under the Purchase Agreement;

     o Neoprobe's auditors materially qualify their opinion on Neoprobe's financial statements;

     o   Neoprobe is liquidated;

     o   Neoprobe sells substantially all of its assets; or

     o Neoprobe is merged out of existence or more than half of the outstanding Common Stock is exchanged for cash, property or securities of another company.

     Conversion. Generally, each share of Series B Preferred Stock may be converted, at the option of the owner, into the number of shares of Common Stock calculated by dividing the sum of $100 and any accrued and unpaid dividends on the share of Series B Preferred Stock by the conversion price. The initial conversion price for the shares of Series B Preferred Stock sold in the First Sale is $1.03 per share of Common Stock. If on February 16, 2000 the market value of Common Stock is less than $1.03, the conversion price will be reset to equal the market value of a share of Common Stock on February 16, 2000, but not less than $0.515.

     If the market value of Common Stock is less than $1.03, the conversion price will be the average of the three lowest closing bid prices for a share of Common Stock during the previous 10 trading days. But the Company may refuse to convert a share of Series B Preferred Stock that the Company sold in the First Sale if the share's conversion price is less than $0.55. However, if the conversion price of a share of Series B Preferred Stock which the Company sold in the First sale is less than $0.55 for more than 60 trading days in any 12-month period, then the Company must either convert the share at the share's conversion price or pay the owner cash. The amount of the cash payment per share of Series B Preferred Stock would be the highest closing price for Common Stock during the period from the date of the owner's conversion request until the payment date MULTIPLIED BY the number of shares of Common Stock into which the share of Series B Preferred Stock is convertible.

     The conversion price will be adjusted to prevent the dilution of the economic interests of the owners of Series B Preferred Stock each time:

     o Shares of Common Stock are sold by the Company for less than the conversion price;

     o Shares of Common Stock are sold by the Company for less than market value;

     o Shares of Common Stock are issued by the Company as dividends on Common Stock;

     o   Shares of Common Stock are subdivided or combined; or

     o The Company enters into a binding contract to sell shares of Common Stock for a price less than the conversion price or the market value of Common Stock.

     If the Common Stock is reclassified or Neoprobe merges with another company and is not the continuing entity, the owners of shares of Series B Preferred Stock may choose to either receive the same payments as the owners of Common Stock on an as converted basis or convert their shares of Series B Preferred Shares into an economically comparable number of the other company's shares of common stock. The proposed successor company in any merger must agree to these terms in writing before the merger may occur.

     Any shares of Series B Preferred Stock sold in the Second Sale will have terms which are similar to the terms of the shares sold in the First Sale. The terms of the shares of Series B Preferred Stock sold in the Second Sale include:

     o The conversion price will be the market value of a share of Common Stock on the Second Closing Date;

     o The conversion price will be adjusted in the same manner as the shares of Series B Preferred Stock sold in the First Sale;

     o The Company may refuse to convert these shares if the conversion price is less than half of the market value of a share of Common Stock on the Second Closing Date; and

     o If the conversion price of these shares is less than half of the market value of a share of Common Stock on the Second Closing Date for more than 60 trading days in any 12-month period, then the Company must either convert the shares at the conversion price or pay the owner cash in an amount calculated as described above for shares sold in the First Sale.

     Conversion Limitations. An owner of Series B Preferred Stock may not convert its shares into shares of Common Stock if the conversion would cause the owner to own more than 4.9% of Neoprobe's outstanding Common Stock. An owner may waive this restriction by giving notice to Neoprobe 61 days before the conversion.

     The rules of the National Association of Securities Dealers, Inc. do not allow Neoprobe to issue shares of Common Stock representing more than 20% of the total number of outstanding shares of Common Stock without stockholder approval. Under the Purchase Agreement and the Advisory Agreement, Neoprobe is not obligated to issue more than 4,539,582 shares of Common Stock upon conversion of shares of Series B Preferred Stock if the issuance would violate the rules of the National Association of Securities Dealers. If further issuances of shares of Common Stock upon conversion of shares of Series B Preferred Stock would violate those rules, then Neoprobe will convert the shares for cash instead of for shares of Common Stock.

     Mandatory Conversion. Neoprobe may require an owner of Series B Preferred Stock to convert its shares if:

     o   The shares have been outstanding for more than one year;

     o   The registration statement has been effective for more than one year;
         and

     o For 20 trading days during any 30 day period ending on the day Neoprobe demands conversion, the market value of Common Stock has been more than 300% of the market value of Common Stock on the one-year anniversary of the date Neoprobe issued the owner's shares of Series B Preferred Stock.

     Voting Rights. Each share of Series B Preferred Stock entitles its owner to cast the same number of votes the owner would be entitled to cast if the owner had converted the share on the record date. Owners of shares of Series B Preferred Stock have the right to vote with owners of Common Stock as a single class. However, no owner of a share of Series B Preferred Stock may exercise more than 4.9% of Neoprobe's voting power, but an owner may waive this restriction by giving Neoprobe notice 61 days in advance.

     Neoprobe may not, without the consent of the owners of a majority of the shares of Series B Preferred Stock,:

     o Amend or repeal any provision of Neoprobe's Certificate of Incorporation or Bylaws in a way that adversely affects the rights of the owners of Series B Preferred Stock;

     o   Change the rights of the Series B Preferred Stock;

     o Authorize any security with rights superior or equal to those of the Series B Preferred Stock or

     o   Approve the incorporation of any subsidiary of Neoprobe.

ARIES' WARRANTS

     General Terms. Aries received warrants to purchase 2,912,621 shares of Common Stock in the First Sale and may receive warrants to purchase an additional 2,912,621 shares of Common Stock in the Second Sale. The warrants expire seven years after the date of their issuance.

     Exercise of the Warrants. Aries may purchase the shares available under the warrants by exercising the warrants and paying the exercise price. Aries also has the option of making a "cashless" exercise of the warrants. The number of shares of Common Stock Aries would receive upon a cashless exercise of a warrant is the number of shares available under the warrant multiplied by the excess of the market value of Common Stock on the date of exercise over the exercise price, and divided by the market value of Common Stock on the date of exercise.

     Exercise Price. Initially, the exercise price per share of the warrants issued in the first sale is $1.03. If the market value of Common Stock on February 16, 2000 is less than $1.03 then the exercise price will be reset to the market value of Common Stock on February 16, 2000, but not less than $0.515, and the number of shares issuable upon the exercise of a warrant will be increased to the aggregate pre-reset exercise price of the warrant divided by the per share reset exercise price.

     If the exercise price of a warrant sold in the First Sale is, and has been for 60 or more trading days in any 12-month period, less than $0.62, the Company will effect an exercise by either delivering shares of Common Stock or making a cash payment. The cash payment would equal the number of shares for which the warrant is exercised multiplied by the highest closing trade price of Common Stock during the period from the date of exercise and the date of payment.

     The exercise price will be adjusted to prevent the dilution of the economic interests of warrant owners each time:

     o Shares of Common Stock are sold by the Company for less than the exercise price;

     o Shares of Common Stock are sold by the Company for less than market value;

     o Shares of Common Stock are issued by the Company as dividends on Common Stock;

     o   Shares of Common Stock are subdivided or combined; or

     o The Company enters into a binding contract to sell shares of Common Stock for a price less than the exercise price or the market value of Common Stock.

If the exercise price of a warrant is adjusted, the number of shares issuable upon the exercise of the warrant will be adjusted to the aggregate pre-adjustment exercise price of the warrant divided by the per share adjusted exercise price.

     Initially, the exercise price of the warrants sold in the Second Sale will be the market value of Common Stock on the Second Sale Date. The exercise price of these warrants will be adjusted in the same manner as the warrants sold in the First Sale.

     If the Common Stock is reclassified, Neoprobe sells substantially all of its assets or Neoprobe merges with another company and is not the continuing entity, the owners of warrants will be entitled to the cash, securities and property they would have received if they had exercised the warrants immediately prior to the reclassification, sale or merger.

     Mandatory Exercise. Neoprobe may require Aries to exercise the warrants if:
(A) the warrants have been outstanding for more than one year and (B) the market value of Common Stock has been more than 300% of the warrant exercise price for 20 trading days during any 30 day period ending on the day Neoprobe demands exercise.

     Exercise Limitations. Aries may not exercise a warrant if the exercise would cause Aries to own more than 4.9% of Neoprobe's outstanding Common Stock. Aries may waive this restriction by giving notice to Neoprobe at least 61 days before the exercise.

OPTION UNITS

     General Terms. Paramount received 1.5 Option Units in the First Sale. Each Option Unit entitles Paramount Capital to purchase, for an exercise price of $100,000, 1,000 shares of Series B Preferred Stock and 97,087 Class L Warrants. Paramount Capital has the option of making a "cashless" exercise of the Unit Options. In a cashless exercise, Paramount Capital would receive the number of shares of Series B Preferred Stock and the number of Class L Warrants available under the Unit Option LESS the total number available under the Unit Option multiplied by the exercise price and divided by the market value of the Unit Option.

     Expiration. The Unit Options expire on February 16, 2004.

     Class L Warrants. The owner of a Class L Warrant may receive one share of Common Stock by exercising the Class L Warrant and paying the exercise price of $1.03 per share of Common Stock.

     Price Adjustment. The Unit Options contain provisions to protect Paramount Capital from the dilution of its interests in Series B Preferred Stock and Common Stock. These provisions are similar to those which protect owners of Series B Preferred Stock and owners of warrants from the dilution of their interests.

     Reclassification or Merger. If the Common Stock is reclassified, Neoprobe sells substantially all of its assets or Neoprobe merges with another company and is not the continuing entity, the owners of Unit Options will be entitled to the cash, securities and property they would have received if they had exercised the Unit Options immediately prior to the reclassification, sale or merger.

     Exercise Limitations. Paramount Capital may not exercise a Unit Option or Class L Warrant, and may not convert a share of Series B Preferred Stock, if the exercise or conversion would cause Paramount Capital to own more than 4.9% of Neoprobe's outstanding Common Stock. Paramount Capital may waive these restrictions by giving Neoprobe notice at least 61 days in advance.

RESTRICTIONS UNDER THE PURCHASE AGREEMENT

     Right to Nominate a Board Member. Aries may nominate a candidate for Neoprobe's board of directors. Neoprobe's existing board of directors will support the nominee by creating a new position on the board of directors and electing the nominee to fill the vacancy, nominating the nominee for election by stockholders and using its best efforts to ensure that stockholders elect the nominee.

     Registration Rights. Not later than 30 days after the First Closing Date, Neoprobe will file with the SEC a shelf registration statement for the resale of:

     o The shares of Common Stock issuable upon the exercise of Aries' warrants;

     o   The shares of Common Stock issuable upon the exercise of Class L
         Warrants;

     o The shares of Common Stock issuable upon conversion of Series B Preferred Stock;

     o Any shares of Common Stock issued to pay dividends on the Series B Preferred Stock; and

     o   Any other shares of Common Stock owned by Aries and Paramount Capital.

     Use of Proceeds; Restrictions on Use of Cash. The Purchase Agreement requires Neoprobe to use the net proceeds for general corporate purposes. Neoprobe may not use any of the proceeds to repay its debts or repurchase its own securities. Neoprobe may not make a payment in excess of $25,000 without Aries' approval. If the registration statement is effective and Neoprobe has at least $1,000,000 of cash, this limit will be increased to $100,000.

     Neoprobe must escrow $1,000,000 in cash from the proceeds of the Purchase Agreement until the stockholders give the approval requested here and the registration statement becomes effective.

     Limitations on Merger or Sale of Assets. Neoprobe may not merge or sell substantially all of its assets without Aries' approval.

     Limitations on Acquisitions. Neoprobe may not acquire any interest in any business without Aries' approval. But, Neoprobe may acquire 1% or less of any class of publicly traded securities.

     Limitations on Dividends and Repurchases. Neoprobe may not pay any dividends on its stock or repurchase any shares of its stock, without Aries' approval.

     Restriction on Securities. Until August 16, 2000, Neoprobe may not, without Aries' approval, sell any of its securities. However Neoprobe may, so long as it honors Aries' right of first refusal, sell a maximum of 1,700,000 shares of Common Stock and 500,000 warrants to purchase shares of Common Stock for a maximum of $1,500,000. Also, Neoprobe may issue shares of Common Stock upon conversion or exercise of outstanding securities or in an offering with Paramount Capital acting as placement agent.

     Until February 16, 2002, Neoprobe may not, without Aries' approval, extend the expiration date or lower the exercise price of any options or take any similar action affecting any convertible securities.

     Restrictions on debt. Neoprobe may not incur debt except:

     o   To Aries and Paramount Capital;

     o   Under equity lease financings;

     o Customary accounts receivable and inventory financing in the ordinary course of business;

     o Debt for borrowed money disclosed to Aries at the time of the Purchase Agreement; and

     o Amounts less than $25,000 incurred in the ordinary course of business (if the registration statement is effective and Neoprobe has at least $1,000,000 in cash, this limit will be increased to $100,000).

     Other Public Sales and Registrations. Until at least 180 days after the effective date of the registration statement, Neoprobe will not make a public offering of its securities except to its employees.

     Additional Common Stock Issuable to Purchasers. If Neoprobe does not file the registration statement by March 31, 1999 or if the SEC does not declare the registration statement effective within the time constraints established in the Purchase Agreement, Neoprobe will immediately issue warrants to Aries to purchase a number of additional shares of Common Stock and pay a cash penalty to Aries.

     The number of shares of Common Stock available under these additional warrants would be 1.5% of shares of Common Stock available under Aries' warrants issued in the First Sale.

     The amount of the cash payment would be 1.5% of the total liquidation preference of Aries' shares of Series B Preferred Stock.

     Amendment to Rights Agreement. The Company and Continental Stock Transfer & Trust Company entered into a Rights Agreement on July 18, 1995. Generally, the Rights Agreement provides that if a person acquires over 15% of the outstanding Common Stock, the Company will issue securities which dilute such person's interests in the Company. The purpose of the Rights Agreement is to encourage prospective acquirors of the Company to negotiate with the Company's Board of Directors so that the Company's Board of Directors would have an opportunity to protect and enhance stockholder value. The Company amended the Rights Agreement on February 16, 1999 to exempt the issuance of securities discussed above under the heading "Approval of Issuance of Securities" and the purchase of up to an additional 1,000,000 shares of Common Stock by Aries and Aries' affiliates, even though the issuance and additional purchases, if any, may involve more than 15% of the outstanding Common Stock.

VOTE REQUIRED FOR APPROVAL

     This proposal must be approved by a majority of the votes cast at the Annual Meeting; see "General Information-Tabulation."

CONSEQUENCES OF STOCKHOLDER DISAPPROVAL

     IF STOCKHOLDERS DO NOT APPROVE THESE TRANSACTIONS, NEOPROBE WILL BE REQUIRED BY THE PURCHASE AGREEMENT TO REDEEM THE SERIES B PREFERRED STOCK FOR $120 PER SHARE. AS OF THE DATE OF THIS PROXY STATEMENT, THERE ARE 30,000 SHARES OF SERIES B PREFERRED STOCK OUTSTANDING. THE TOTAL REDEMPTION PRICE FOR THESE SHARES WOULD BE $3.6 MILLION, WHICH WOULD DEPLETE NEOPROBE'S CASH. IF THIS HAPPENED, NEOPROBE MIGHT NOT BE ABLE TO CONTINUE OPERATIONS.

BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE OF SECURITIES WHICH ARE CONVERTIBLE INTO, OR WHICH ARE EXERCISABLE FOR, SHARES OF COMMON STOCK REPRESENTING MORE THAN 20% OF THE OUTSTANDING COMMON STOCK.

          PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

     The Company's Board of Directors has unanimously approved, and recommended that stockholders approve, alternative amendments to the Company's Restated Certificate of Incorporation to combine the shares of Common Stock in the ratios of one for two, one for three and one for four, respectively.

     THE BOARD OF DIRECTORS MAY EFFECT AN AMENDMENT IF THE AMENDMENTS ARE APPROVED BY STOCKHOLDERS AT THE ANNUAL MEETING AND THE BOARD DETERMINES THAT A SHARE COMBINATION IS IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS. THE BOARD WILL SELECT ONE OF THE AMENDMENTS BASED ON ITS DETERMINATION OF HOW MANY SHARES OF COMMON STOCK ARE LIKELY TO BECOME ISSUABLE PURSUANT TO EXISTING INSTRUMENTS AND AGREEMENTS, ON ITS DETERMINATION OF WHICH AMENDMENT WOULD RESULT IN THE GREATEST MARKETABILITY AND LIQUIDITY OF THE COMMON STOCK, ON THE LIKELY EFFECT OF THE AMENDMENT ON THE MARKET PRICE OF THE COMMON STOCK AND ON OTHER RELEVANT FACTORS. THE REMAINING ALTERNATIVE AMENDMENTS WOULD BE ABANDONED BY THE BOARD PURSUANT TO SECTION 242(c) OF THE GCL WITHOUT FURTHER ACTION BY THE STOCKHOLDERS.

     Stockholders may either approve all of the amendments or disapprove all of them. If approved by stockholders, the Board of Directors may implement one of the amendments before the Company's next Annual Meeting of Stockholders. Any amendment that has not been implemented before the Company's next Annual Meeting of Stockholders will expire.

REASONS FOR A SHARE COMBINATION

     The Common Stock is listed on The Nasdaq Stock Market, Inc. whose rules require that the Common Stock have a minimum bid price of $1. If the Common Stock trades on 120 business days without complying with the minimum bid price requirement for at least 10 consecutive business days, the Common Stock is subject to being delisted from Nasdaq. The Board of Directors believes that delisting would adversely affect the ability of the Company to attract new investors.

     During 1998, Common Stock traded under $1 for more than 120 days and Nasdaq notified the Company that the Common Stock was subject to delisting. Subsequently, the minimum bid price of Common Stock rose above $1 and the Common Stock is not currently subject to delisting. If the stockholders approve the amendments, the Board of Directors may implement an amendment in an attempt to increase the minimum bid price of Common Stock and avoid delisting.

     The increase in the portion of authorized shares that would be unissued after a share combination could be used for any proper corporate purpose approved by the Board of Directors of the Company. These additional unissued shares will provide the Company with increased flexibility to issue additional shares in connection with future financings, for employee benefit plans and in connection with acquisitions by the Company. The Company has no current plans to use these shares except for the Purchase Agreement with Aries.

ANTI-TAKEOVER EFFECTS

     Because a share combination will result in an increase in the number of unissued shares, it may be construed as having an anti-takeover effect, although neither the Board of Directors nor the management of the Company views this proposal in that perspective. However, the Company could use these unissued shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company's Bylaws or certain provisions of the Amended and Restated Certificate of Incorporation would not receive the requisite vote. These uses of the Common Stock may complicate, or discourage, an attempt to acquire control of the Company, if the Board of Directors opposes the acquisition.

VOTE REQUIRED

     In accordance with the provisions of Section 242 of the GCL, the affirmative vote of the holders of a majority of the shares of Common Stock entitled to be cast at the Annual Meeting is required for the adoption of the proposed alternative amendments.

BOARD OF DIRECTORS RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSED ALTERNATIVE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth, as of February 28, 1999, certain information with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5 percent of the outstanding shares of Common Stock, (ii) each Director or nominee for Director of the Company, (iii) each of the Named Executives (see "Compensation of Management--Summary Compensation Table"), and (iv) the Company's Directors and executive officers as a group.


                                                                     NUMBER OF
                                                                      SHARES
                                                                    BENEFICIALLY         PERCENT
                             BENEFICIAL OWNER                         OWNED(*)          OF CLASS
                  -------------------------------------------     ----------------    ------------
                  Melvin D. Booth                                        6,917(a)         (m)

                  Matthew F. Bowman                                    109,808(b)         (m)

                  David C. Bupp                                        420,538(c)        1.8%

                  John S. Christie                                       3,617(d)         (m)

                  Patricia A. Coburn                                    41,548(e)         (m)

                  Julius R. Krevans                                     13,517(f)         (m)

                  Michael P. Moore                                      17,517(g)         (m)

                  John L. Ridihalgh                                    276,436(h)        1.2%

                  J. Frank Whitley, Jr.                                  7,517(i)         (m)

                  James F. Zid                                          18,783(j)         (m)

                  All directors and officers as a group                673,978(k)        2.6%

                  (10 persons)

                  Kenneth R. McGuire                                 1,567,100(l)        6.9%

(*) Unless otherwise indicated, the beneficial owner has sole voting and investment power over these shares subject to the spousal rights, if any, of the spouses of those beneficial owners who have spouses.

(a) This amount includes 2,917 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 22,083 shares issuable upon exercise of options which are not exercisable within 60 days.

(b) This amount includes 69,210 shares issuable upon exercise of options which are exercisable within 60 days and 598 shares in Mr. Bowman's account in the Neoprobe Corporation 401(k) Plan (the "401(k) Plan"), but does not include 144,890 shares issuable upon exercise of options which are not exercisable within 60 days.

(c) This amount includes 329,567 shares issuable upon exercise of options which are exercisable within 60 days, 2,271 shares in Mr. Bupp's account in the 401(k) Plan and 2,200 shares held by Mr. Bupp's wife and daughters, as to which latter shares he disclaims beneficial ownership, but it does not include 131,033 shares issuable upon exercise of options which are not exercisable within 60 days. Mr. Bupp is one of three trustees of the 401(k) Plan and may, as such, share investment power over Common Stock held in such plan. The 401(k) Plan holds an aggregate total of 29,092 shares of Common Stock. Mr. Bupp disclaims any beneficial ownership of shares held by the 401(k) Plan that are not allocated to his personal account.

(d) This amount includes 2,917 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 22,083 shares issuable upon exercise of options which are not exercisable within 60 days.

(e) This amount includes 20,900 shares issuable upon exercise of options which are exercisable within 60 days and 648 shares in Ms. Coburn's account in the 401(k) Plan, but does not include 50,900 shares issuable upon exercise of options which are not exercisable within 60 days. Ms. Coburn is one of three trustees of the 401(k) Plan and may, as such, share investment power over Common Stock held in such plan. The 401(k) Plan holds an aggregate total of 29,092 shares of Common Stock. Ms. Coburn disclaims any beneficial ownership of shares held by the 401(k) Plan that are not allocated to her personal account.

(f) This amount includes 11,517 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 22,083 shares issuable upon exercise of options which are not exercisable within 60 days.

(g) This amount includes 11,517 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 22,083 shares issuable upon exercise of options which are not exercisable within 60 days.

(h) This amount includes 135,000 shares issuable upon exercise of options which are exercisable within 30 days, but which expire on March 31, 1999 if not exercised, 2,245 shares held in Dr. Ridihalgh's account in the 401(k) Plan and 14,750 shares held by Dr. Ridihalgh's wife, as to which latter shares he disclaims beneficial ownership.

(i) This amount includes 6,517 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 22,083 shares issuable upon exercise of options which are not exercisable within 60 days.

(j) This amount includes 13,183 shares issuable upon exercise of options which are exercisable within 60 days and 1,600 shares held in Mr. Zid's IRA, but does not include 22,917 shares issuable upon exercise of options which are not exercisable within 60 days.

(k) This amount includes 481,477 shares issuable upon exercise of options which are exercisable within 60 days and 4,001 shares held in the Company's 401(k) Plan. This amount does not include 511,623 shares issuable upon the exercise of options which are not exercisable within 60 days. Certain executive officers of the Company are the trustees of the 401(k) Plan and may, as such, share investment power over Common Stock held in such plan. Each trustee disclaims any beneficial ownership of shares held by the 401(k) Plan that are not allocated to his personal account. The 401(k) Plan holds an aggregate total of 29,092 shares of Common Stock.

(l) Mr. McGuire's address is 3000 North Clybourn, Hangar 34, Burbank, California 91505. This amount includes 17,600 shares held by Mr. McGuire as custodian under the Uniform Transfer to Minors Act of California for his four children.

(m)  Less than 1 percent.

     The following table sets forth, as of February 28, 1999, the beneficial ownership of all of the outstanding shares of Series B Preferred Stock:

                                                                   Number of Shares
Beneficial Owner                                                  Beneficially Owned           Percent of Class
--------------------------------------------------------        -----------------------      --------------------
The Aries Master Fund (a)                                               21,000                        70.0%

The Aries Domestic Fund, L.P. (a)                                        9,000                        30.0%

(a) The address of both funds is 787 Seventh Avenue, 48th Floor, New York, New York 10019.

                           COMPENSATION OF MANAGEMENT


SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the annual and long-term compensation of the chief executive officer of the Company and the Company's other four most highly compensated executive officers during the last fiscal year (the "Named Executives") for the Company's last three fiscal years.



                                                  ANNUAL COMPENSATION        LONG TERM
                                                 -----------------------    COMPENSATION   ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR       SALARY         BONUS         AWARDS     COMPENSATION
---------------------------            ----       ------         -----        --------    ------------
John L. Ridihalgh, Ph.D.,              1998      $275,500       $     0          25,000   $165,181(f)
 Chairman and Chief Scientific         1997       270,433             0          27,000      3,654(b)
 Officer(a)                            1996       250,000        95,000          20,000      1,500(b)

David C. Bupp,                         1998      $275,500       $     0          30,000     $2,000(b)
 President and Chief                   1997       248,115             0          25,600      3,381(b)
 Executive Officer                     1996       236,250        90,000          20,000      1,500(b)

Matthew F. Bowman,                     1998      $204,690       $     0         136,900     $1,992(b)
 Senior Vice President,                1997       161,163        28,000           7,200      1,973(b)
 Marketing and Operations(c)           1996        85,846        36,156          40,000          0(b)

Patricia A. Coburn,                    1998      $127,662       $     0          33,400     $1,421(b)
 Vice President,                       1997       117,832        14,394           8,400        588(b)
 General Counsel(d)                    1996        39,205         9,960          10,000          0(b)

Lauren V. Vitek                        1998      $140,925       $     0          66,500    $24,359(g)
 Vice President,                       1997       135,628        17,395          20,000          0(b)
 Clinical Research and
 Medical Director(e)

(a) Dr. Ridihalgh was the Company's Chief Executive Officer until February, 1998 when he became the Company's Chief Scientific Officer. Dr. Ridihalgh ended his employment with the Company on December 31, 1998.

(b) Amounts of matching contribution under the Company's 401(k) Plan. Eligible employees may make voluntary contributions and the Company may, but is not obligated to, make matching contributions based on 20 percent of the employee's contribution, up to five percent of the employee's salary. Contributions by employees are invested by an independent plan administrator in mutual funds and contributions, if any, by the Company are made in the form of shares of Common Stock. The 401(k) Plan is intended to qualify under section 401 of the Code, which provides that employee and Company contributions and income earned on contributions are not taxable to the employee until withdrawn from the plan, and that Company contributions will be deductible by the Company when made.

(c)  Mr. Bowman began his employment with the Company in June, 1996.

(d)  Ms. Coburn began her employment with the Company in August, 1996.

(e) Ms. Vitek began her employment with the Company in January, 1997 and ended her employment with the Company in October, 1998.

(f) This amount consists of an accrued separation payment of $137,750, a $25,431 payment representing Dr. Ridihalgh's vacation accrued as of his date of separation and a matching contribution to Dr. Ridihalgh's 401(k) account of $2,000. See "Compensation of Management-Compensation of Dr. Ridihalgh; Separation Agreement" for a discussion of Dr. Ridihalgh's separation agreement. See footnote (b) to this table for a discussion of matching contributions.

(g) This amount includes payments to Dr. Vitek relating to her separation from the Company of $15,417 for severance and $7,061 for accrued vacation; see "Compensation of Management-Departure of Named Executives." The remaining $1,875 was a matching contribution to Dr. Vitek's 401(k) account; see footnote (b) to this table.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table presents certain information concerning stock options granted to the Named Executives during the last fiscal year (1998).


                                                  INDIVIDUAL GRANTS                                 GRANT DATE VALUE
                             ------------------------------------------------------------------     ----------------
                                                  PERCENT OF TOTAL
                             NUMBER OF SECURITIES  OPTIONS GRANTED
                              UNDERLYING OPTIONS   TO EMPLOYEES IN  EXERCISE PRICE   EXPIRATION       GRANT DATE
            NAME               GRANTED (SHARES)      FISCAL YEAR      PER SHARE         DATE         PRESENT VALUE $
            ----               ----------------      -----------      ---------         ----         ---------------

John L. Ridihalgh                  25,000(b)            2.8%            $5.625       01/28/07(b)       $5.59(a)(b)

David C. Bupp                      30,000(c)            3.4%            $5.625       01/28/08(d)       $5.59(a)

Matthew F. Bowman                  58,000(c)            6.7%            $5.625       01/28/08(d)       $5.59(a)
                                   78,900(c)            9.0%            $1.500       09/28/08(d)       $0.88(e)

Patricia A. Coburn                  8,400(c)            1.0%            $5.625       01/28/08(d)       $5.59(a)
                                   25,000(c)            2.8%            $1.500       09/28/08(d)       $0.88(e)

Lauren V. Vitek                    38,000(f)            4.3%            $5.625       01/28/08(d)       $5.59(a)
                                   25,000(g)            2.8%            $1.500       09/28/08(d)       $0.88(e)

(a) The per share weighted average fair value of these stock options during 1998 was $5.59 on the date of grant using the Black Scholes option pricing model with the following assumptions: an expected life of 4 years, an average risk-free interest rate of 5.52%, volatility of 103% and no expected dividend rate.

(b) Dr. Ridihalgh resigned effective December 31, 1998 and these options were canceled without vesting.

(c) Vests as to one-third of these shares on each of the first three anniversaries of the date of grant.

(d) The options terminate on the earlier of the Expiration Date, nine months after death or disability, 90 days after termination of employment without cause or by resignation or immediately upon termination of employment for cause.

(e) The per share weighted average fair value of these stock options during 1998 was $0.88 on the date of grant using the Black Scholes option pricing model with the following assumptions: an expected life of 4 years, an average risk-free interest rate of 4.42%, volatility of 103% and no expected dividend rate.

(f) Dr. Vitek ended her employment with the Company effective October 31, 1998. These options were canceled without vesting.

(g) Dr. Vitek ended her employment with the Company effective October 31, 1998. Of these options, 833 were vested at that date but expired on January 31, 1999 without being exercised and 24,167 of these options were canceled without vesting.

FISCAL YEAR END OPTION NUMBERS AND VALUES

     The following table sets forth certain information concerning the number and value of unexercised options held by the Named Executives at the end of the last fiscal year (December 31, 1998).

                                     NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                UNDERLYING UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                      AT FISCAL YEAR-END:                AT FISCAL YEAR-END:
      NAME                         EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
      ----                         -------------------------         -------------------------

John L. Ridihalgh                          135,000/0                             0/0

David C. Bupp                           329,567/131,033                          0/0

Matthew F. Bowman                        69,210/144,890                          0/0

Patricia A. Coburn                       20,900/50,900                           0/0

Lauren V. Vitek                              833/0                               0/0

 LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning restricted stock awards to Named Executives during fiscal year 1998.

                                                 Number of Shares Units          Performance or Other Period
 Name                                                or Other Rights              Until Maturation or Payout
 -----------------------------------------      -------------------------       ------------------------------
 John L. Ridihalgh                                        ---                                ---

 David C. Bupp (a)                                       45,000                           05/20/08

 Matthew F. Bowman (a)                                   40,000                           09/28/08

 Patricia A. Coburn(a)                                   20,000                           09/28/08

 Lauren V. Vitek(a)(b)                                   20,000                           09/28/08

(a) These awards are shares of restricted stock which the grantees purchases for $.001 per share. Grantees may not transfer or sell their shares unless and until such shares vest. Each grantee forfeits his unvested shares on the earliest of the termination of his employment for any reason unless the Company is, at the time of termination for death or disability, actively engaged in negotiations that could reasonably be expected to lead to a change in control of the Company or the tenth anniversary of the date of grant. The restricted shares that have not been previously forfeited will vest if and when there is a change in control of the Company. Except for these restrictions on transfer and possibilities of forfeiture, the grantees have all other rights with respect to their restricted shares, including the right to vote such shares and receive cash dividends.

 (b) Ms. Vitek's employment with the Company ended on October 31, 1998 and her restricted shares were forfeited without vesting.

 COMMON SHARE PERFORMANCE

 The following graph compares the cumulative total return on the Company's Common Stock to the cumulative total returns of the Nasdaq Stock Market Index (U.S.), the Nasdaq Pharmaceutical Index (an index of pharmaceutical and biotechnology companies the securities of which are traded on the Nasdaq National Market) and the Nasdaq Medical Device Manufacturers Index (an index of medical device manufacturers the securities of which are traded on the Nasdaq National Market) since December 31, 1993. The graph is based upon an assumed investment of $100.00 in each of the Company's Common Stock, the Nasdaq Stock Market Index (U.S.), the Nasdaq Pharmaceutical Index and the Medical Device Manufacturers Index on December 31, 1993 and dividend reinvestment thereafter. The Company has decided to use the Medical Device Manufacturers Index instead of the Nasdaq Pharmaceutical Index in future comparisons of cumulative total return and the Nasdaq Pharmaceutical Index will not appear in future comparisons. This change is being made because the Company's current business is more similar to the business of the companies whose securities are included in the Medical Device Manufacturers Index than to the business of the companies whose securities are included in the Nasdaq Pharmaceutical Index.

                                    [GRAPH]


                                      DATA POINTS FOR COMMON STOCK PERFORMANCE GRAPH

------------------------------ ---------------------- --------------------- ---------------------- --------------------
            Date               Neoprobe Corporation   Nasdaq Stock Market          Nasdaq            Nasdaq Medical
                                   Common Stock           Index (U.S.)      Pharmaceuticals Index        Device
                                                                                                   Manufacturers Index
------------------------------ ---------------------- --------------------- ---------------------- --------------------
          12/31/93                    100.00                 100.00                100.00                100.00
------------------------------ ---------------------- --------------------- ---------------------- --------------------
          12/31/94                     24.00                  97.75                 75.26                106.36
------------------------------ ---------------------- --------------------- ---------------------- --------------------
          12/31/95                    258.00                 138.26                138.04                161.41
------------------------------ ---------------------- --------------------- ---------------------- --------------------
          12/31/96                    246.00                 170.01                138.43                151.19
------------------------------ ---------------------- --------------------- ---------------------- --------------------
          12/31/97                     96.00                 208.30                142.98                173.21
------------------------------ ---------------------- --------------------- ---------------------- --------------------
          12/31/98                     11.50                 293.52                182.77                195.81
------------------------------ ---------------------- --------------------- ---------------------- --------------------


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Background. Prior to 1998, the Company was considered to be in the development stage of growth within the biotechnology industry and was unable to set compensation policies based on traditional statistical measures of growth and profitability such as sales, net earnings and return on assets. Based on changes in the Company's strategic direction that occurred during 1998, the management of the Company believes that the principal operations of a restructured medical device company have begun as evidenced by a second year of significant sales of the Company's line of hand-held gamma detection instruments. The purpose of the Company's compensation philosophy is to attract and provide proper incentives to high-quality, experienced managers and employees who will continue to support achievement of the Company's near term sales and profitability goals.

     The Company's previous biotechnology focus was dependent on attracting and retaining a high proportion of highly-trained and qualified personnel with doctorate and other advanced degrees in the sciences as well as physicians and surgeons. While the Company's current medical device focus does not require such backgrounds as a high proportion of its personnel, the Company's success is still dependent on the retention of qualified personnel. In order to attract and hold these employees, the Company must provide them with a sufficient base of cash compensation, as well as opportunities to participate in the Company's growth. This leads the Company to a compensation philosophy oriented towards the continued use of variable compensation and long-term incentives. It is the Company's philosophy that this program be offered to all employees commensurate with their responsibilities. To make the compensation of key personnel worthwhile to the stockholders, a high proportion of annual compensation should be at risk against the attaining of near term sales and profitability targets and a high portion of the total compensation must be at risk against the return to the long-term stockholders of the Company who have funded its growth.

     Base Salary. Base pay is only one element of key personnel's compensation package and it is targeted to be at or below the midpoint of a representative list of small growing medical device companies similar to the Company (the "Peer Group").

     Variable Compensation. Variable compensation has an important role in the Company's compensation philosophy. It is used to create incentives to attain key sales, profitability and growth targets to place a portion of compensation at risk against the attaining of those targets. The Committee sets a total amount of variable compensation based on a percentage of base salary. The total amount available is targeted above the midpoint of the variable compensation of the Peer Group but the amount paid is based on the elements of corporate financial performance established in advance by the Compensation Committee.

     Long-Term Incentive Compensation. Stock options provide the principal vehicle for long-term incentive compensation. Options are issued under the Company's Amended and Restated Stock Option and Restricted Stock Purchase Plan and the 1996 Stock Incentive Plan. The target levels for option grants are set at or above the midpoint of the Peer Group. By their nature, options directly compensate employees to the extent that long-term investors achieve high rates of return. Options are also a key element in being able to obtain and retain experienced and skilled employees. All options are granted at or above the market price of the Company's Common Stock as of the date of grant. The options are granted to all levels of employees in order to provide incentives and to minimize cash compensation.

     Chief Executive Officer Compensation. Dr. Ridihalgh was the Chief Executive Officer of the Company until February, 1998 when he became the Chief Scientific Officer of the Company. Dr. Ridihalgh's employment with the Company ceased on December 31, 1998. Mr. Bupp was named the Chief Executive Officer of the Company in February, 1998.

     Dr. Ridihalgh is a stockholder in Cira Technologies, Inc. ("Cira") which is developing a process for treating chronic infectious diseases using activated cellular therapy. The Company waived any claim that the stock ownership of Dr. Ridihalgh in Cira and his participation in the management thereof were violations of the employment agreement.

     Dr. Ridihalgh's 1998 employment compensation consisted of base salary paid under an employment agreement dated January 1, 1996 and options to purchase 25,000 shares of Common Stock, all in accordance with the philosophy outlined above. See the discussion under "Compensation of Management-Compensation of Dr. Ridihalgh; Employment Compensation" for more details about Dr. Ridihalgh's base salary and stock option grants. Dr. Ridihalgh received compensation upon his separation from the Company under a separation agreement which is described in more detail under the heading "Compensation of Management-Compensation of Dr. Ridihalgh; Separation Agreement."

     Mr. Bupp's 1998 compensation consisted of base salary, stock options and restricted shares of Common Stock. Effective January 1, 1998, Mr. Bupp entered into a new employment agreement, the terms of which are described under the heading "Compensation of Management-Compensation of Mr. Bupp." Mr. Bupp's base salary under the employment agreement was set in line with the philosophy described above. During 1998, Mr. Bupp was granted options to purchase 30,000 shares of Common Stock and 45,000 shares of restricted stock in accordance with the philosophy described above, the terms of which are described under the heading "Compensation of Management-Compensation of Mr. Bupp."

         Internal Revenue Code Provisions. Under Section 162(m) of the Code, compensation paid by the Company to a Named Executive which is in excess of $1,000,000 in a year will be nondeductible by the Company for purposes of determining its federal taxable income unless such compensation is paid under a performance-based plan which is approved by the stockholders of the Company. Under the Internal Revenue Service regulations promulgated under Section 162(m), the Company's Amended and Restated Stock Option and Restricted Stock Purchase Plan and the 1996 Stock Incentive Plan should be deemed to be performance-based compensation plans and amounts realized by the Named Executives under such plans should continue to be deductible by the Company. Because of the favorable treatment of the Company's plans and the remoteness of the possibility that base compensation and cash variable compensation levels will exceed $1,000,000 during fiscal 1998 and the years thereafter, the Committee did not consider the impact of Section 162(m) on its decisions concerning compensation.

     Compensation Committee: Melvin D. Booth, Julius R. Krevans and Michael P. Moore.


COMPENSATION OF DR. RIDIHALGH

     Employment Compensation. John L. Ridihalgh was employed under a three-year employment agreement effective January 1, 1996. The agreement provided for a base salary of $250,000, $262,500 and $275,500 for the calendar years 1996, 1997 and 1998, respectively. The employment agreement provides for a two year non-competition agreement which became effective on December 31, 1998, the date of Dr. Ridihalgh's separation from the Company.

     In January 1998, Dr. Ridihalgh was granted options to purchase 25,000 shares of Common Stock at an exercise price of $5.625 per share. None of these options vested and they were canceled upon Dr. Ridihalgh's separation from the Company on December 31, 1998 along with all other unvested options owned by Dr. Ridihalgh.

     Separation Agreement. Under a separation agreement, Dr. Ridihalgh resigned as an employee and director of the Company and delivered a general release to the Company and the Company agreed to pay Dr. Ridihalgh separation payments totaling $137,750 in 12 semi-monthly installments of $11,479.17 and Dr. Ridihalgh's accrued vacation totaling $25,431. Dr. Ridihalgh's unvested options were canceled without vesting and his restricted stock and vested options expired in accordance with their terms.


COMPENSATION OF MR. BUPP

     Employment Agreement. David C. Bupp is employed under a two-year employment agreement effective January 1, 1998. The employment agreement provides for a base salary of $275,500 and $290,000 for calendar years 1998 and 1999, respectively.

     The Compensation Committee of the Board of Directors will, on an annual basis, review the performance of the Company and of Mr. Bupp and will pay a bonus to Mr. Bupp as it deems appropriate, in its discretion. Such review and bonus will be consistent with any bonus plan adopted by the Compensation Committee which covers the executive officers of the Company generally. The Company did not pay a bonus to Mr. Bupp relating to fiscal year 1998.

     If a change in control occurs with respect to the Company and the employment of Mr. Bupp is concurrently or subsequently terminated (i) without cause (cause is defined as any willful breach of a material duty by Bupp in the course of his employment or willful and continued neglect of his duty as an employee), (ii) the term of Mr. Bupp's employment agreement expires or (iii) Mr. Bupp resigns because his authority, responsibilities or compensation have materially diminished, a material change occurs in his working conditions or the Company breaches the agreement, Mr. Bupp will be paid a severance payment equal to twice his annual base salary (less amounts paid as Mr. Bupp's salary and benefits that continue for the remaining term of the agreement if his employment is terminated without cause). A change in control includes (a) the acquisition, directly or indirectly, by a person (other than the Company or an employee benefit plan established by the Board of Directors) of beneficial ownership of 15 percent or more of the Company's securities with voting power in the next meeting of holders of voting securities to elect the Directors; (b) a majority of the Directors elected at any meeting of the holders of the Company's voting securities are persons who were not nominated by the Company's then current Board of Directors or an authorized committee thereof; (c) the stockholders of the Company approve a merger or consolidation of the Company with another person, other than a merger or consolidation in which the holders of the Company's voting securities outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising eighty percent (80%) or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the stockholders of the Company approve a transfer of substantially all of the assets of the Company to another person other than a transfer to a transferee, eighty percent (80%) or more of the voting power of which is owned or controlled by the Company or by the holders of the Company's voting securities outstanding immediately before such transfer in the same relative proportions to each other as existed before such event. Mr. Bupp waived his rights to claim that the issuance of securities described under the heading "Approval of Issuance of Securities" was a "change of control."

     Mr. Bupp's compensation will continue for the full term of the agreement if his employment is terminated without cause.

     Restricted Stock. On May 20, 1998, the Company and Mr. Bupp entered into a restricted stock purchase agreement under which Mr. Bupp purchased 45,000 shares of Common Stock for a purchase price of $0.001 per share. Mr. Bupp may not transfer or sell any of the restricted shares unless and until they vest. Mr. Bupp will forfeit any portion of the restricted shares that has not vested (and the Company will refund the purchase price paid) on the earlier of the date of the termination of his employment under his employment agreement with the Company for any reason unless the Company is, at the time of termination for death or disability, actively engaged in negotiations that could reasonably be expected to lead to a change of control, and May 20, 2008. Restricted shares that have not previously been forfeited will vest if and when there is a change in control of the Company. Except for these restrictions on transfer and possibilities of forfeiture, Mr. Bupp has all other rights with respect to the restricted shares, including the right to vote such shares and receive cash dividends.

     The term "change of control" has the same meaning under Mr. Bupp's restricted stock agreement as it does under Mr. Bupp's employment agreement; see the definition of "change of control" under the heading "Compensation of Management-Compensation of Mr. Bupp; Employment Agreement."

     The Company has not recognized any expense under the restricted stock agreement due to the contingent nature of the vesting provisions and the risk of forfeiture.

     Stock Options. On January 29, 1998, Mr. Bupp was granted options to purchase 30,000 shares of Common Stock at an exercise price of $5.625 (the then current market price). Such options terminate on the earlier of 10 years after the date of grant, nine months after death, six months after termination of employment due to disability or two years after any other termination of employment. These options vest as to one-third of the underlying shares on each of the first three anniversaries of the date of grant. All previously unvested option shares will vest if there is a change of control of the Company.

     The term "change of control" has the same meaning under Mr. Bupp's stock options as it does under Mr. Bupp's employment agreement; see the definition of "change of control" under the heading "Compensation of Management-Compensation of Mr. Bupp; Employment Agreement."

RESTRICTED AWARDS TO OTHER NAMED EXECUTIVE OFFICERS

     On September 28, 1998, the Company entered into restricted stock purchase agreements with each of Matthew F. Bowman, Patricia A. Coburn and Lauren V. Vitek. Under these agreements, Mr. Bowman purchased 45,000 restricted shares of Common Stock, Ms. Coburn purchased 20,000 restricted shares of Common Stock and Ms. Vitek purchased 20,000 restricted shares of Common Stock for a purchase price of $0.001 per share.

     Ms. Vitek's employment with the Company ended on October 31, 1998 and her restricted shares were forfeited without vesting.

     Mr. Bowman and Ms. Coburn may not transfer or sell their restricted shares unless and until the shares vest. Mr. Bowman and Ms. Coburn will forfeit any portion of their respective restricted shares that has not vested (and the Company will refund the purchase price paid) on the earlier of the date of the termination of employment for any reason unless the Company is, at the time of termination for death or disability, actively engaged in negotiations that could reasonably be expected to lead to a change of control, and September 28, 2008. The restricted shares that have not previously been forfeited will vest if and when there is a change in control of the Company. The term "change of control" has the same meaning under these restricted stock agreements as it does under Mr. Bupp's employment agreement; see "Compensation of Management-Compensation of Mr. Bupp; Employment Agreement." Except for these restrictions on transfer and possibilities of forfeiture, Mr. Bowman and Ms. Vitek have all other rights with respect to their respective shares, including the right to vote such shares and receive cash dividends.

DEPARTURE OF NAMED EXECUTIVES

     Dr. Ridihalgh ended his employment with the Company effective December 31, 1998. See the discussion under the heading "Compensation of Management-Compensation of Dr. Ridihalgh; Separation Agreement" for the details of Dr. Ridihalgh's compensation relating to his separation from the Company.

     Ms. Vitek ended her employment with the Company effective October 31, 1998. The Company paid Ms. Vitek $15,417 in severance and $7,067 for accrued vacation.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Non-employee Directors who are not affiliated with a principal stockholder of the Company received a quarterly retainer of $2,500 and a fee of $1,000 for each board meeting attended in fiscal year 1998, as well as reimbursement for travel expenses incurred in connection with attending meetings. In 1998, each non-employee Director was also granted an option to purchase 5,000 shares of Common Stock which vest over a four-year period and have an exercise price equal to no less than the market price of Common Stock at the time of grant.

     Non-employee Directors have agreed to forego any cash compensation for serving as Directors in fiscal year 1999. On February 11, 1999, each non-employee Director was granted an option to purchase 15,000 shares of Common Stock which vests over a four-year period and has an exercise price equal to the market price of Common Stock at the time of grant.

     In fiscal year 1998, members of committees of the Board of Directors received $500 per committee meeting for committee meetings held in conjunction with regular board meetings, and $800 per committee meeting for committee meetings not held in conjunction with regularly scheduled board meetings. Members of committees of the Board of Directors have agreed to forego any cash compensation for serving on committees in fiscal year 1999.

     Directors who are also officers or employees of the Company do not receive any compensation for their services as Directors.

                              CERTAIN TRANSACTIONS

     Dr. Richard Olsen, an emeritus professor of veterinary pathobiology at OSU, and Dr. John Ridihalgh, an officer and director of the Company until December 31, 1999, invented a process for treating chronic infectious and autoimmune diseases using activated cellular therapy, conducted tests of their invention on animals and filed an application for a United States patent thereon.

     In March 1996, Dr. Ridihalgh and the Company, represented by a committee of independent directors, agreed to form Cira to develop the process. The Company received 10% of the originally issued shares of Cira common stock and an option to buy another 15%. In April 1998, the Company and Cira entered into a Restated Subscription and Option Agreement under which the Company purchased an additional 5% ownership interest in Cira for a nominal price and released its option. Under Cira's Restated Stockholders Agreement dated April 17, 1998, Cira has a right of first refusal on the sale of any shares of Cira.

     In April 1998, the Company and Cira entered into a License and Option Agreement under which (A) Cira granted the Company (1) an exclusive, royalty-bearing license to produce and sell licensed pharmaceuticals which are based on Cira's technology and which are used to treat human immunodeficiency virus, (2) an option to acquire a worldwide, royalty-bearing, exclusive license to produce and sell licensed pharmaceuticals which are based on Cira's technology and which are used to treat hepatitis in humans and (3) an option to acquire a royalty-bearing, exclusive license to produce and sell, in the Far East, licensed pharmaceuticals which are based on Cira's technology and which are used to treat human diseases not covered by the Company's other licenses; and the Company (1) agreed to pay Cira a 3% to 10% royalty, depending upon the presence or absence of patent rights and whether the Company was selling the pharmaceuticals as part of a joint venture, on the Company's sales of pharmaceuticals under the agreement, (2) agreed to pay Cira 50% of any sublicensing revenue received by the Company under sublicenses allowed under the agreement, (3) agreed to fund and oversee the clinical research necessary to pursue a license for pharmaceuticals which are based on Cira's technology and to submit a research plan to Cira for the obtaining of such licenses, (4) granted the Company's option to use Cira's technology to treat chronic viral conditions back to Cira, and (5) agreed to fund preclinical laboratory studies conducted by Cira up to a maximum of $50,000.

     In connection with the Technology Option Agreement and the License and Option Agreement, the Company has incurred expenses of approximately $125,000, $239,000 and $337,000 for the years ended December 31, 1996, 1997 and 1998, respectively. No royalties are due to Cira until the Company recovers up to $2 million of its out-of-pocket expenditures. The Company and Cira are currently negotiating revisions to the License and Option Agreement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     This disclosure relates to events occurring in 1998. Four transactions in Company securities were reported to the Securities and Exchange Commission on an untimely Form 4 for Trudie Seeger. Ms. Seeger was the Company's Vice-President - Regulatory Affairs until April 15, 1998.

     The Company does not know of any other failures to make filings required by
Section 16 on a timely basis by any of its directors, executive officers or beneficial owners of 10% or more of its equity securities.

     INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers ("PWC") was the Company's principal accountant and audited the Company's financial statements for the fiscal years ended December 31, 1996 and December 31, 1997. On December 1, 1998, after discussions between the Company and PWC, the parties agreed that PWC would not conduct the Company's 1998 fiscal year-end audit. Discussions between the parties were initiated by PWC; however, during the Company's two most recent fiscal years and subsequent interim periods, no reports or financial statements issued by PWC contained an adverse opinion or disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles. Further, during the Company's two most recent fiscal years and subsequent interim periods there were no disagreements between the Company's management and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreements in connection with PWC's reports.

     KPMG LLP was engaged as the Company's principal accountant on December 7, 1998 and has audited the Company's financial statements for the fiscal year ended December 31, 1998. At the suggestion of management, the Audit Committee has recommended the retention of KPMG LLP as the Company's independent accountant for the 1999 fiscal year.

     A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions of stockholders.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                         COST OF SOLICITATION OF PROXIES

     The cost of this solicitation will be paid by the Company. The Company may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and the Company will reimburse such persons for their expenses in so doing.

                              STOCKHOLDER PROPOSALS

     A stockholder proposal intended for inclusion in the proxy statement and form of proxy for the Annual Meeting of Stockholders of the Company to be held in 1999 must be received by the Company before December 8, 1999, at its executive offices, Attention: Brent Larson.

     A stockholder who wishes to nominate a candidate for election to the Board of Directors must follow the procedures set forth in Article III, Section 2 of the Company's By-Laws. A copy of these procedures is available upon request from the Company at 425 Metro Place North, Suite 300, Dublin, Ohio 43017-1367,
Attention: Brent Larson. In order for a stockholder to nominate a candidate for the Board of Directors election at the 2000 Annual Meeting, notice of the nomination must be delivered to the Company's executive offices, Attention:
Brent Larson, before December 8, 1999.

                            INCORPORATED BY REFERENCE

     The following information is hereby incorporated by reference into this Proxy Statement from the Company's 1999 Annual Report to Stockholders:

    o The Company's financial statements for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998 under the heading "Financial Statements."

    o   The information under the heading "Supplementary Financial Information."

    o The information under the heading "Management's discussion and Analysis of Financial Condition and Results of Operations."

    o The information under the heading "Quantitative and Qualitative Disclosures About Market Risk."

          NEOPROBE CORPORATION           THIS PROXY IS SOLICITED BY THE BOARD OF
                                                       DIRECTORS

          The undersigned hereby appoints DAVID C. BUPP, PATRICIA A. COBURN and BRENT L. LARSON, and each of them, severally, with full power of
    P     substitution, as proxies for the undersigned, and hereby authorizes
    R     them to represent and to vote, as designated below, all of the shares
    O     of Common Stock, par value $.001 per share, of NEOPROBE CORPORATION
    X     held of record by the undersigned on April 1, 1999, at the Annual
    Y Meeting of Stockholders to be held on May 19, 1999, or any adjournment thereof, with all the power the undersigned would possess if present in person.

              THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE NOMINEE AND ADOPTION OF ALL OF THE PROPOSALS.

          1. To elect as director the nominee named below for a term of three years and until his successor is duly elected and qualified.

           NOMINEE: MICHAEL P. MOORE

                      [ ]FOR the nominee listed above                  [ ]WITHHOLD AUTHORITY
                         (except as marked to the contrary)               to vote for the nominee listed above

          2. Approval of the issuance of securities which are convertible into, or which are exercisable for, shares of Common Stock representing more than 20% of Neoprobe Corporation's outstanding Common Stock.

                             [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

          3. Approval of the alternative proposals to amend Neoprobe Corporation's Restated Certificate of Incorporation to combine the shares of Common Stock.
                             [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

                          (Continued, to be dated and signed, on the other side)






          (Continued from the other side)

              In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

              THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ABOVE AND IN FAVOR OF ALL PROPOSALS.

              The undersigned hereby acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 6, 1999, and a copy of the Company's 1999 Annual Report to Stockholders.

                                                  Date:                   , 1999
                                                       -------------------


                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                   Signature (if held jointly)

                                                   IMPORTANT: Please sign
                                                  exactly as name or names
                                                  appear to the left. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such.
                                                  Corporations should sign in
                                                  their full corporate name by
                                                  their president or other
                                                  authorized officer. If a
                                                  partnership, please sign in
                                                  partnership name by an
                                                  authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
                                   Proxy Card